SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                  (Amendment No. 1)

               Filed by the Registrant [X]

               Filed by a Party other than the Registrant [  ]

               Check the appropriate box:
               [ ]  Preliminary Proxy Statement
               [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
               [X]  Definitive Proxy Statement
               [ ]  Definitive Additional Materials
               [ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or
                    (S) 240.14a-12

                               CARRINGTON LABORATORIES, INC.
                   (Name of Registrant as Specified in its Charter)

                 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

               [X]  No fee required.

               [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  2)     Aggregate number of securities to which
                         transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  4)     Proposed maximum aggregate value of
                         transaction:
                  5)     Total fee paid:

               [ ]  Fee paid previously with preliminary materials.

               [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                  4)     Date Filed:

                         CARRINGTON LABORATORIES, INC.
                           2001 Walnut Hill Lane
                            Irving, Texas 75038
                               (214) 518-1300


                       SUPPLEMENT TO PROXY STATEMENT

                     For Annual Meeting of Shareholders
                         To Be Held On May 14, 1998


        This Supplement to Proxy Statement ("Supplement") is furnished to the shareholders of Carrington Laboratories, Inc. (the "Company") in connection with the solicitation of proxies by the Board of
   Directors of the Company for use at the annual meeting of shareholders to be held on May 14, 1998 (the "annual meeting"), and supplements the Proxy Statement dated April 14, 1998 (the "Proxy Statement") previously furnished to the Company's shareholders. The approximate date on which this Supplement and the accompanying proxy are first being sent to shareholders is April 24, 1998.

                ADDITIONAL INFORMATION AFFECTING PROPOSAL TO
                APPROVE AMENDMENTS TO 1995 STOCK OPTION PLAN

        As described in the Proxy Statement, one of the items that shareholders of the Company will be asked to vote on at the annual meeting is a proposal to approve amendments (the "1998 Amendments") to the Company's 1995 Stock Option Plan (the "Option Plan"). See "Proposal to Approve Amendments to 1995 Stock Option Plan" on pages 7-15 of the Proxy Statement. Among the information disclosed in that section of the Proxy Statement is the fact that, effective January 30, 1998, the Company granted certain options (collectively, the "January director options") to the six non-employee directors
   ("outside directors") of the Company to purchase shares of the Company's Common Stock ("Common Stock") at a price of $4.8125 per share. The January director options consisted of (i) options for an aggregate of 52,500 shares issued in exchange for old options for the same aggregate number of shares, which old options were surrendered by the outside directors in connection with an option exchange offer that the Company also made to its employees; (ii) options for an aggregate of 15,000 shares (2,500 for each outside director), for which no old options were surrendered; and an option for 32,600 shares granted to Thomas J. Marquez to replace two options that had previously terminated due to his ceasing to be an employee-director and becoming an outside director. The January director options were subject to the approval by the shareholders of the 1998 Amendments and could not be exercised unless and until the shareholders approved the 1998 Amendments.

        After preparation of the Proxy Statement had been completed, the Company became aware of an accounting rule applicable to stock options that are granted prior to, and subject to, an amendment to a stock option plan that requires shareholder approval. That rule provides that if stock options are granted subject to shareholder approval of an amendment to the stock option plan governing the options, and if the market price of the stock on the date that the shareholders approve the amendment is in excess of the exercise price of the options that were granted subject to that approval, the difference in price constitutes compensation expense to the company that granted the options. The effect of this rule is to reduce the company's pre-tax earnings by the amount of the difference between the two amounts, multiplied by the number of affected option shares.

        Under the accounting rule mentioned above, if the shareholders approve the 1998 Amendments at the annual meeting, and if the closing price of the Common Stock on the Nasdaq Stock Market ("Nasdaq") on the date of that approval were in excess of the exercise price of the January director options, the Company would be required to treat the excess as a compensation expense, which would have the effect of reducing the Company's 1998 pre-tax earnings. For example, if the shareholders approve the 1998 Amendments on May 14, 1998, and the closing price of the Common Stock on Nasdaq on that date were $5.8125, the Company would be required to treat as compensation expense the difference between that amount and the exercise price of the January director options, multiplied by the number of shares covered by the January director options, as follows:

        ($5.8125 - $4.8125) x 100,100 shares = $100,100 compensation expense

   In this example, the effect of the rule would be to reduce the Company's 1998 pre-tax earnings by $100,100.

        On April 20, 1998, the closing price of the Common Stock on Nasdaq was $6.375 per share.

   Rescission of January Director Options and Conditional Grant of Outside Director Replacement Options

        In light of the effect of the accounting rule described above, the Stock Option and Compensation Committee (the "Committee") of the Company's Board of Directors, with the consent of the outside directors, has rescinded the January director options and, subject to the approval by shareholders of the 1998 Amendments, has authorized the grant of replacement options to the outside directors (collectively, the "replacement options") for the same numbers of shares on the date of the annual meeting. The exercise price of the replacement options would be equal to the closing price of the Common Stock on Nasdaq on the date of the annual meeting. The replacement options would be identical to the rescinded January director options, as described in the Proxy Statement, except that (i) the four-year term of the replacement options would begin on their date of grant, whereas the four-year term of the rescinded January director options began on January 30, 1998; (ii) the replacement options would be exercisable in whole or in part at any time from their date of grant until the expiration of their four-year term; and (iii) the exercise price of the replacement options would be equal to the closing price of the Common Stock on Nasdaq on their date of grant. That price could be higher or lower than the exercise price of the rescinded January director options.

        The rescission of the January director options will enable the Company to avoid the compensation expense and reduction of 1998 pre-tax earnings that would have otherwise occurred if the January director options remained outstanding, the shareholders approved the 1998 Amendments, and the closing price of the Common Stock on Nasdaq on the date of that approval was more than $4.8125 per share.

        If the shareholders do not approve the 1998 Amendments, the replacement options will not be granted, and the options for a total of 52,500 shares that the outside directors surrendered in exchange for January director options for the same aggregate number of shares will be reinstated, except to the extent that any of those surrendered options shall have expired since they were surrendered.

   Amendment of New Plan Benefits Table in Proxy Statement

        As a result of the actions described above, the information shown in the table under "Proposal to Approve Amendments to 1995 Stock Option Plan - New Plan Benefits" in the Proxy Statement has changed insofar as the Non-Executive Director Group is concerned. That entry in the table and the related footnotes should now read as follows:

                       No. of Shares
                        Underlying     Exercise Price    Expiration Date
   Name and Position    New Options    of New Options    of New Options

Non-Executive Director   100,100(3)    Closing Price of      05/13/02
Group (2)                              Common Stock
                                       on Nasdaq on
                                       Date of Grant

        (2)  Includes  Robert A. Fildes, Ph.D., who is currently serving
             as   interim   Executive   Vice   President,  Research  and
             Development but is not an employee of the Company.

        (3) Includes options for an aggregate of 52,500 shares to be issued in exchange for old surrendered options for the same aggregate number of shares; options to be issued for an aggregate of 15,000 shares, for which no old options were surrendered; and an option for 32,600 shares to be granted to Thomas J. Marquez to replace options that had previously terminated.

   Recommendation of the Board of Directors

        AS INDICATED IN THE PROXY STATEMENT, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 1998 AMENDMENTS TO THE OPTION PLAN. PROXIES RECEIVED IN RESPONSE TO THE SOLICITATION BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                              RETURN OF PROXY

        Enclosed is a form of proxy that is identical to the form of proxy that accompanied the Proxy Statement. If you have not already returned your proxy, you are urged to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you plan to attend the meeting in person. If you have already returned your proxy but wish to revoke it and change your vote, you may do so by promptly marking, signing and dating the enclosed proxy and returning it in the enclosed envelope. In such event, please be sure that you date the enclosed proxy as of a later date than your earlier proxy. If you attend the meeting in person, you may withdraw your proxy and vote in person, if you wish. The prompt return of proxies will assure the representation of sufficient shares to take the actions described in the Proxy Statement and save your Company the expense of further solicitation.

                                      By Order of the Board of Directors


                                      George DeMott
                                      Chairman of the Board

   Irving, Texas
   April 21, 1998